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                                                                       Exhibit 3


                                SECOND AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


            SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of November 3, 1995, by and among Varian Associates, Inc., a Delaware corporation (the "Company"), The First National Bank of Boston, a national banking association ("Bank of Boston"), and First Chicago Trust Company of New York, a New York trust company ("First Chicago").


                              W I T N E S S E T H:


            WHEREAS, the Company and Bank of Boston entered into a Rights Agreement, dated as of August 25, 1986, as amended by the First Amendment to Rights Agreement, dated as of June 29, 1989 (as so amended, the "Rights Agreement"), under which Bank of Boston is the Rights Agent (the "Rights Agent");

            WHEREAS, the Board of Directors of the Company deems it desirable to amend the Rights Agreement pursuant to the provisions of Section 26 of the Rights Agreement to appoint First Chicago as successor Rights Agent to Bank of Boston under the Rights Agreement, all upon the terms and subject to the conditions hereinafter set forth; and

            WHEREAS, the Board of Directors of the Company deems it desirable to further amend the Rights Agreement to reflect adjustments made under the Rights Agreement in connection with the two-for-one split of the Company's Common Stock effected on March 17, 1994 in the form of a 100% stock dividend;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. Resignation of Rights Agent. Bank of Boston hereby resigns as Rights Agent under the Rights Agreement, effective as of 5:00 p.m., P.S.T., on November 3, 1995, and the Company hereby accepts such resignation.

            Section 2. Appointment of Successor Rights Agent. The Company hereby appoints First Chicago as successor Rights Agent under the Rights Agreement, effective as of 5:00 p.m., P.S.T., on November 3, 1995, and First Chicago hereby accepts such appointment.





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            Section 3. Amendment of Rights Agreement. Concurrently with the effectiveness of the appointment of First Chicago as successor Rights Agent, the Rights Agreement shall be, and hereby is, amended as follows:

            (a) The first paragraph of page one of the Rights Agreement is hereby amended by deleting the name "The First National Bank of Boston, a national banking association" and substituting in lieu thereof the name "First Chicago Trust Company of New York, a New York trust company."

            (b) Section 1(e) is hereby amended by deleting the words "the Commonwealth of Massachusetts" and substituting in lieu thereof the words "New York City."

            (c) Section 1(f) is hereby amended by deleting the word "Boston" in the places it appears and substituting in lieu thereof the words "New York City."

            (d) Section 3(c) of the Rights Agreement is hereby amended by deleting from the legend set forth therein the words ", as amended by the First
Amendment To Rights Agreement, dated as of            , 1989 (as amended, the
"Rights Agreement")," by adding the words "(the "Rights Agreement")" immediately after "1986" and by adding the following to the end of the legend "The Rights Agreement was amended on June 29, 1989 by the First Amendment to Rights Agreement, between Varian Associates, Inc. and the Rights Agent, and was further amended on November 3, 1995 by the Second Amendment to Rights Agreement, by and among Varian Associates, Inc., The First National Bank of Boston and First Chicago Trust Company of New York ("First Chicago"), to provide for the succession of First Chicago as the sole Rights Agent."; provided, however, that existing certificates for Common Stock of the Company bearing the legend set forth in Section 3(c) of the Rights Agreement prior to the effectiveness of the foregoing amendment which have not been issued may be issued by the Company with the same effect as if the so amended legend was set forth thereon at the date of issue.

            (e) Sections 4 and 14 of the Rights Agreement are hereby amended by deleting the words "integral multiples of one-hundredth of a share" where they appear therein and substituting in lieu thereof the words "integral multiples of one two-hundredth of a share."

            (f) Section 5(b) is hereby amended by deleting the words "Boston, Massachusetts" and substituting in lieu thereof the words "New York, New York."

            (g) Section 7(b) is hereby amended by deleting the first sentence of such Section and substituting in lieu thereof the following sentence: "The Exercise Price of $62.50 shall initially be for each one two-hundredth (1/200) of a share of Preferred Stock issued pursuant to the exercise of a Right."

            (h) Section 14 is hereby amended by deleting from the first sentence thereof the words "one one-hundredth of a share" and substituting in lieu thereof the words "one two-hundredth of a share."


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            (i) Section 21 is hereby amended by adding to the sixth sentence "or a trust company" after "corporation" and by adding immediately after the last word of such sentence the following words "or is a wholly-owned subsidiary of a corporation with a combined capital and surplus of at least $50,000,000."

            (j) Section 25 is hereby amended by deleting the following:

                The First National Bank
                 of Boston
                50 Morrisey Boulevard
                Dorchester, Massachusetts 02125
                Attention: Shareholder Services Division

and substitute in lieu thereof the following:

                First Chicago Trust Company of New York
                525 Washington Boulevard, Suite 4660
                Jersey City, New Jersey  07310
                Attention: Tenders and Exchanges

            (k) Exhibit B to the Rights Agreement is hereby amended by deleting the first sentence under the legend on page 1 of such Exhibit and substituting in lieu thereof the following:

                         This certifies that                   , or registered
            assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 25, 1986, as amended by the First Amendment to Rights Agreement, dated as of June 29, 1989, and by the Second Amendment to Rights Agreement, dated as of November 3, 1995 (as amended, the "Rights Agreement"), between Varian Associates, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York trust company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. New York City time on August 25, 1996 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purpose one two-hundredth (1/200) of a fully paid nonassessable share of the Series A Junior Participating Preferred Stock ("Preferred Stock") of the Company at the price of $62.50, as the same may from time to time be adjusted in accordance with the Rights Agreement (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Exercise fully executed.

            (l) Exhibit B to the Rights Agreement is further amended by deleting the words "THE FIRST NATIONAL BANK OF BOSTON" from the signature block on page 5 and


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substituting in lieu thereof the words "FIRST CHICAGO TRUST COMPANY OF NEW
YORK."

            (m) Exhibit B to the Rights Agreement is further amended by deleting the words "(as such terms are defined in the Rights Agreement between Varian Associates, Inc. and The First National Bank of Boston, dated as of August 25, 1986, as amended by First Amendment to Rights Agreement, dated as of , 1989)" each time they appear on pages 7, 9 and 10 and substituting in lieu thereof the words "(as such terms are defined in the Rights Agreement, dated as of August 25, 1986, as amended by the First Amendment to Rights Agreement, dated as of June 29, 1989, and by the Second Amendment to Rights Agreement, dated as of November 3, 1995, between Varian Associates, Inc. and First Chicago Trust Company of New York)."

            (n) Each reference in the Rights Agreement to "this Agreement," and each use in the Rights Agreement of terms such as "herein," "hereof" and "hereunder," shall mean and be a reference to the Rights Agreement as amended hereby.

            Section 4. Representation and Warranty of First Chicago. First Chicago hereby represents and warrants to the Company that First Chicago meets each of the minimum requirements for successor Rights Agents set forth in
Section 21 of the Rights Agreement, as amended by this Amendment.

            Section 5. Full Force and Effect. Except as specifically provided in this Amendment, the Rights Agreement shall remain in full force and effect and shall in no way be amended, modified or affected.

            Section 6. Governing Law. The Rights Agreement and this Amendment shall be deemed to be contracts made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such state.

            Section 7. Definitions. Terms used in this Amendment and not defined herein shall have the meanings assigned to such terms by the Rights Agreement.

            Section 8. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 9. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by officers thereof thereunto duly authorized, all as of the day and year first above written.

                                        VARIAN ASSOCIATES, INC.


                                        By:   /s/ JOSEPH B. PHAIR
                                           -------------------------------------
                                           Name:  Joseph B. Phair
                                           Title: Vice President, General
                                                  Counsel and Secretary

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:   /s/ GEOFFREY D. ANDERSON
                                           -------------------------------------
                                           Name:  Geoffrey D. Anderson
                                           Title: Senior Account Manager


                                        FIRST CHICAGO TRUST COMPANY OF NEW YORK,
                                         as Rights Agent


                                        By:   /s/ THOMAS A. FERRARI
                                           -------------------------------------
                                           Name:  Thomas A. Ferrari
                                           Title: Vice President


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